Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(57,175,710)
Unrealized Gain (Loss) on Market Value of Futures	73,696,210
Dividend Income	26,050
Interest Income	9,191
ETF Transaction Fees	12,000
Total Income (Loss)	$16,567,741

Expenses
General Partner Management Fees	$490,757
Tax Reporting Fees	104,046
Brokerage Commissions	96,342
NYMEX License Fee	16,359
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	11,743
Prepaid Insurance Expense	8,661
SEC & FINRA Registration Expense	3,900
Total Expenses	$744,959
Net Income (Loss)	$15,822,782

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$1,423,273,819
Additions (3,000,000 Units)	118,157,822
Redemptions (7,100,000 Units)	(278,987,687)
Net Income (Loss)	15,822,782

Net Asset Value End of Month	$1,278,266,736
Net Asset Value Per Unit (32,200,000 Units)	$39.70

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502